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                                                                      EXHIBIT 21
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                             HARLEY-DAVIDSON, INC.

                                 SUBSIDIARIES

                                                      State/Country
                                                           of
    Name                                              Incorporation
    ----                                              -------------
H-D Michigan, Inc.                                      Michigan
      Harley-Davidson Motor Company                     Wisconsin
Harley-Davidson Transportation Co., Inc.                Delaware
Harley-Davidson Foreign Sales Corporation               Barbados
Cycom Business Systems, Inc.                            Ohio
Harley-Davidson Holding Co., Inc.                       Delaware
      Harley-Davidson GmbH                              Germany
      Harley-Davidson Japan, KK                         Japan
      Harley-Davidson UK, Limited                       England
Buell Distribution Corporation                          Wisconsin
Renovation Realty Investment Services, Inc.             Wisconsin
Trihawk, Inc.                                           Wisconsin
Highland Insurance Service, Inc.                        Wisconsin
Holiday Rambler LLC                                     Indiana
HR Holding Corporation                                  Wisconsin
HR Leasing Corporation                                  Wisconsin
      State Road Properties L.P.                        Delaware
Holiday Holding Corporation                             Texas
      Holiday World, Inc.                               Indiana
      Holiday World, Inc.                               Washington
      Holiday World, Inc.                               Texas
      Holiday World, Inc.                               Florida
      Holiday World, Inc.                               New Mexico
      Holiday World, Inc.                               Oregon
      Holiday World, Inc.                               California
      RV Holiday World, Inc.                            Massachusetts